UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

MVP REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD SUITE 240, LAS VEGAS, NV 89148

(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

EXPLANATORY NOTE

MVP REIT, Inc. (the "Company") is filing this Amendment No. 1 to its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on May 31, 2017 (the "Original Form 8-K"), solely to amend Item 5.03 and refile the Amended and Restated Bylaws of the Company filed as Exhibit 3.1 to correct a clerical error in Exhibit 3.1 to the Original Form 8-K. The corrected Amended and Restated Bylaws of the Company are filed as Exhibit 3.1 hereto and supersede and replace in their entirety the Amended and Restated Bylaws of the Company filed as Exhibit 3.1 to the Original Form 8-K.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2017, the board of directors of the Company approved an amendment and restatement of the Company's bylaws (the "Bylaws" and as amended and restated, the "Amended Bylaws") effective immediately. The Amended Bylaws include a new Article XIII that provides that, unless the Company agrees otherwise, derivative claims, breach of director, officer or employee duty claims, claims pursuant to the Maryland General Corporation Law, the Company's charter or Bylaws and claims governed by the internal affairs doctrine must be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division). The foregoing summary of the changes effected by the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of MVP REIT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 MVP REIT, INC.

By:/s/ Michael Shustek
Michael Shustek
Chief Executive Officer

Dated: June 23, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of MVP REIT, Inc.